Exhibit 10.4
THE WALT DISNEY COMPANY

Performance-Based
Stock Unit Award
(Section 162(m) Vesting Requirement)

AWARD AGREEMENT, dated as of Dated between The Walt Disney Company, a Delaware corporation (“Disney”), and Participant Name (the “Participant”). This Award is granted on Grant Date (the “Date of Grant”) by the Compensation Committee of the Disney Board of Directors (the “Committee”) pursuant to the terms of the Amended and Restated 2002 Executive Performance Plan (the “Plan”), and pursuant to the terms of the 2011 Stock Incentive Plan, as amended (the “Stock Plan”). The applicable terms of the Plan and the Stock Plan are incorporated herein by reference, including the definitions of terms contained therein.
Section 1. Stock Unit Award. Disney hereby grants to the Participant, on the terms and conditions set forth herein, an Award of #### “Stock Units.” The Stock Units are notional units of measurement denominated in Shares of Disney (i.e. one Stock Unit is equivalent in value to one Share, subject to the terms hereof). The Stock Units represent an unfunded, unsecured obligation of Disney. The Stock Units granted by this Award are grouped into subdivisions referred to herein as “Tranches,” and each Tranche constitutes one third of the Award. Subject to the terms, conditions and Section 162(m) performance-based vesting requirements set forth herein, one Tranche will vest on each of the first, second, and third anniversary dates, respectively, of the Date of Grant (any such anniversary date being a “Scheduled Vesting Date”).
Section 2. Vesting Requirements. The vesting of this Award (other than pursuant to accelerated vesting in certain circumstances as provided in Section 3 below or vesting pursuant to Section 6 below) shall be subject to the satisfaction of the conditions set forth in subsections A and B of this Section 2:
A.Section 162(m) Vesting Requirement. This Award is subject to performance vesting requirements under this Section 2.A, with respect to all Tranches, based upon the achievement of the Performance Targets applicable to the Performance Periods which are set forth below, subject to certification of achievement of such Performance Targets by the Committee pursuant to Section 4.8 of the Plan. The respective Performance Targets (together with the Business Criteria with respect to such Performance Targets) shall be established by the Committee for each Tranche by no later than 90 days following the beginning of the Performance Period applicable to such Tranche. If the Performance Target for a Tranche is not satisfied, all of the Stock Units comprising such Tranche shall be immediately forfeited. For each of the Tranches of Stock Units granted hereunder the Performance Period shall be the last fiscal year (or a portion thereof) of Disney ending prior to the Scheduled Vesting Date of such Tranche.

B.Service Vesting Requirement. In addition to the performance vesting requirements of subsection A of this Section 2, the right of the Participant to receive payment of any Tranche of this Award shall become vested only if he or she remains continuously employed by Disney or an Affiliate thereof from the date hereof until the Scheduled Vesting Date of such Tranche; provided, however, that, nothing set forth herein shall be deemed to modify, qualify, or otherwise derogate from, the requirement of Section 4.8 of the Plan that the Committee certify in writing (which writing may be the approved minutes of the Committee) that the applicable Performance Targets of Section 2.A above have been satisfied prior to the payment of any amount to the Participant under this Award.
If the service vesting requirements of this Section 2.B are not satisfied for any Tranche or Tranches, the applicable number of Stock Units shall be immediately forfeited and the Participant’s rights with respect thereto shall cease.
All Stock Units for which all of the requirements of this Section 2 have been satisfied shall become vested and shall thereafter be payable in accordance with Section 5 hereof.
Section 3. Accelerated Vesting. Notwithstanding the terms and conditions of Section 2 hereof, upon the Participant’s death or disability (within the meaning of Section 409A of the Internal Revenue Code), or upon the occurrence of a Triggering Event within the 12-month period following a Change in Control in accordance with Section 11 of the Stock Plan as in effect as of the date of the Triggering Event (provided, in each case, that the Participant is employed by Disney (or an Affiliate) at the time of such death, disability or occurrence of a Triggering Event), this Award shall become fully vested and shall be payable in accordance with Section 5 hereof to the extent that it has not previously been forfeited.
Section 4. Dividend Equivalents. Any dividends paid in cash on Shares of Disney will be credited to the Participant as additional Stock Units as if the Stock Units previously held by the Participant were outstanding Shares, as follows: such credit shall be made in whole and/or fractional Stock Units and shall be based on the fair market value (as defined in the Stock Plan) of the Shares on the date of payment of such dividend. All such additional Stock Units shall be subject to the same vesting requirements applicable to the Stock Units in respect of which they were credited and shall be payable in accordance with Section 5 hereof.
Section 5. Payment of Award. Payment of vested Stock Units shall be made within 30 days following the later of:
(i)the date as of which all of the applicable vesting requirements under Section 2 hereof shall have been satisfied for the applicable Tranche, or

(ii)the date of certification of achievement of the applicable Performance Targets by the Committee for the applicable Tranche, as required under Section 2.A hereof, or within 30 days following acceleration of vesting under Section 3 hereof, if applicable but in no event later than the later of (x) December 31 of the year in which the Scheduled Vesting Date occurs and (y) two and one-half months after the Scheduled Vesting Date occurs. The Stock Units shall be paid in cash or in Shares (or some combination thereof), as determined by the Committee in its discretion at the time of payment, and in either case shall be paid to the Participant after deduction of applicable minimum statutory withholding taxes.
Section 6. Extended Vesting.
(a)In the event that Participant’s employment with Disney or an Affiliate thereof terminates for any reason other than death, disability or “cause” (as further provided in the Stock Plan) at a time when (i) the Participant has attained the age of sixty and has completed at least ten consecutive Service Years (as hereinafter defined) and (ii) at least one year has passed since the Date of Grant of this Award, then the remaining then unvested Tranches of this Award shall vest in accordance with the terms and provisions hereof in the same manner as if Participant’s employment had continued through the Scheduled Vesting Date, provided that all of the conditions to such vesting (other than the condition set forth in Section 2.B hereof), including without limitation the condition set forth in Section 2.A hereof, have been met; provided, however, that to the extent that the vesting of any Stock Units under this Award is subject to the achievement of performance condition(s) pursuant to Section 2.A hereof (which conditions were imposed under Disney’s compensation practices and policies because the Participant was at the time of grant of this Award an executive officer of Disney who could have been a “covered employee” within the meaning of Section 162(m) at the time payment of this Award was expected to be made), and such performance condition(s) relate, in whole or in part, to any performance period continuing after the end of Disney’s fiscal year in which the termination of Participant’s employment with Disney or an Affiliate thereof occurs, then such performance condition(s) set forth in Section 2.A hereof shall be waived with respect to any such vesting of Stock Units hereunder (and any similar performance conditions set forth in Section 2.A of any other Award of Stock Units granted to the Participant after January 1, 2010 shall also be waived), provided that this proviso shall not be applicable if and to the extent, in the reasonable opinion of tax counsel to Disney, the presence thereof would cause any Stock Units intended to be qualified as other performance based compensation within the meaning of Section 162(m) of the Internal Revenue Code to fail to be so qualified at any time prior to the termination of the Participant’s employment with Disney or any Affiliate thereof. For purposes of the foregoing, “Service Year” shall mean any calendar year during which the Participant was continuously employed by Disney or an Affiliate thereof for the entire calendar year. In determining the total number of consecutive Service Years that the Participant has been so employed, the Company shall apply such rules regarding the bridging of service as the Committee may adopt from time to time.
(b)Notwithstanding any other term or provision hereof, if at the time of termination of employment (other than upon the scheduled expiration date of an employment agreement) Participant is employed pursuant to an employment agreement with Disney or an Affiliate which provides under certain circumstances for the continued vesting of any Stock Units subject to this Award in the event of the termination of such employment agreement prior to its scheduled expiration date (a “Contractual Extension Provision”), then, except as otherwise provided in such employment agreement, (i) this Section 6 shall be interpreted and applied in all respects as if Participant had remained continuously employed by Disney or an Affiliate thereof from the Date of Grant of this Award through the scheduled expiration date of such employment agreement and (ii) the date of termination of Participant’s employment for all purposes under this Section 6 shall be deemed to be the scheduled expiration date of such employment agreement.
(c)Solely for purposes of determining whether, and to what extent, the Participant shall have satisfied the service vesting requirement in Section 2.B, the Participant shall be deemed to have continued in employment (without duplication of any service credit afforded with respect to a Contractual Extension Provision) with Disney or an Affiliate during any period for which the Company provides Participant pay in lieu of notice in connection with The Worker Adjustment and Retraining Notification Act, as currently in effect and as the same may be amended from time to time, or any successor statute thereto or any comparable provision of state, local or foreign law applicable to the Participant.
Section 7. Restrictions on Transfer. Neither this Stock Unit Award nor any Stock Units covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to Disney as a result of forfeiture of the units as provided herein and as provided in Section 6 of the Plan. The Stock Units constitute Restricted Units as defined in Section 2.2 of the Plan.
Section 8. No Voting Rights. The Stock Units granted pursuant to this Award, whether or not vested, will not confer any voting rights upon the Participant, unless and until the Award is paid in Shares.
Section 9. Award Subject to Plans, Etc. This Stock Unit Award is subject to the terms of the Plan and the Stock Plan, the terms and provisions of which are hereby incorporated by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan or the Stock Plan, the Plan or the Stock Plan (as applicable) will govern and prevail.
Section 10. Changes in Capitalization. The Stock Units under this Award shall be subject to the provisions of the Stock Plan relating to adjustments for changes in corporate capitalization.

Section 11. Effect of Employment Agreement. If the Participant is employed pursuant to an employment agreement with Disney, any provisions thereof relating to the effect of a termination of the Participant’s employment upon his or her rights with respect to this Award, including, without limitation, any provisions regarding acceleration of vesting and/or payment of this Award in the event of termination of employment, shall be fully applicable and supersede any provisions hereof with respect to the same subject matter.
Section 12. No Right of Employment. Nothing in this Award Agreement shall confer upon the Participant any right to continue as an employee of Disney or an Affiliate nor interfere in any way with the right of Disney or an Affiliate to terminate the Participant’s employment at any time or to change the terms and conditions of such employment.
Section 13. Data Privacy. The Participant expressly authorizes and consents to the collection, possession, use, retention and transfer of personal data of the Participant, whether in electronic or other form, by and among Disney, its Affiliates, third-party administrator(s) and other possible recipients, in each case for the exclusive purpose of implementing, administering, facilitating and/or managing the Participant’s Awards under, and participation in, the Plan and Stock Plan. Such personal data may include, without limitation, the Participant’s name, home address and telephone number, date of birth, Social Security Number, social insurance number or other identification number, salary, nationality, job title and other job-related information, tax information, the number of Disney shares held or sold by the Participant, and the details of all Awards (including any information contained in this Award and all Award-related materials) granted to the Participant, whether exercised, unexercised, vested, unvested, cancelled or outstanding (“Data”). The Participant acknowledges, understands and agrees that Data will be transferred to Merrill Lynch, which is assisting Disney with the implementation, administration and management of the Plan and Stock Plan, and/or to such other third-party plan administrator(s) and/or recipients as may be selected by Disney in the future. The Participant understands that one or more of the administrators or recipients of Data may be located in countries other than the country of Participant’s current residence, and that such other countries may have data privacy laws and protections different from, and less protective than, the laws and protections of the country of Participant’s current residence, the Member States of the European Union or any other country to which the Participant may be at any time relocated.
Section 14. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
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Note: The Stock Units are granted and vested in the United States. You are responsible for any applicable taxes whether you are in the United States or any other country. At the time of vesting, Disney will withhold any minimum statutory local or U.S. taxes, as applicable.